[306109-1]



                                                  As filed with the
                                         Securities and Exchange Commission
                                                 on August 29, 1997
                                                            Registration No. 33-


                                         SECURITIES AND EXCHANGE COMMISSION

                                               Washington, D.C. 20549
                                                   _______________


                                                      FORM S-8

                                               REGISTRATION STATEMENT
                                                        UNDER
                                             THE SECURITIES ACT OF 1933

                                               WARRANTECH CORPORATION
                         (Exact name of registrant as specified in its charter)

     Delaware 300 Atlantic Street, Stamford, Connecticut 06901 13-3178732

     (State or other jurisdiction (Address of Principal Executive Offices) (I.R.S. Employer

                       Warrant Granted Under Written Compensation Contract With:

                                           Greenley Capital Company, L.P.

                       Options Granted Under Written Compensation Contract With:

                                                  Ferris Capital


                                                 Joel San Antonio
                                              Chief Executive Officer
                                              Warrantech Corporation
                                                300 Atlantic Street
                                            Stamford, Connecticut 06901
                                                  (203) 975-1100
                      (Name, address and telephone number of agent for service)

                                                    Copies to:
                                             Ralph A. Siciliano, Esq.
                           Newman Tannenbaum Helpern Syracuse & Hirschtritt LLP
                                                 900 Third Avenue
                                             New York, New York 10022
                                                  (212) 508-6700
                                                    Page 1 of 17
                                         Exhibit Index appears on page 9


CALCULATION OF REGISTRATION FEE
============================= ==================== ================= ====================== ====================
                                                       Proposed            Proposed
                                    Shares             maximum         maximum aggregate         Amount of
 Title of securities to be           to be          offering price      offering price          Registration
         registered               registered          per share                                       fee
============================= ==================== ================= ====================== ====================
============================= ============================================================= ====================
                                Shares Issuable Pursuant to Written Compensation Contract
============================= ==================== ================= ====================== ====================
Common Stock
($.007 par value)                                          $5.00(3)     $50,000                        $15.15
                                     10,000(1)
============================= ==================== ================= ====================== ====================
============================= ==================== ================= ====================== ====================
Common Stock
($.007 par value)                    50,000(2)             $5.00(3)    $250,000                          $75.76
============================= ==================== ================= ====================== ====================






[306109-1]
         --


(1)   Shares issuable pursuant to Ferris Capital Written Compensation Contract.

(2)   Shares issuable pursuant to Greenley Capital Company L.P. Written Compensation Contract.

(3)  Based  on  the  exercise  price  at  which  the  warrants  and  options  whose  exercise  will  result  in the issuance of the shares being registered may be exercised.






















                                                         2









                                                       PART I

                           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to Rule 428(b)(1), the information required by Item 1 and Item 2 of Part I is included in documents sent or given to Greenley Capital Company, L.P., and Ferris Capital, pursuant to their written compensation contracts with the Registrant, pursuant to which warrants and options have been issued whose exercise will result in the issuance of the shares being registered pursuant to this Registration Statement.
                                                       PART II

                             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.

     The following documents filed by Warrantech  Corporation (the "Registrant")
with  the  Securities  and  Exchange   Commission  are  hereby  incorporated  by
reference:
     (a) The Registrant's latest annual report on Form 10-K for the fiscal year ended March 31, 1997.
     (b) The Registran's quarterly report on Form 10-Q for the period ended June 30, 1997.
(c) Items 1 and 2 of the Registrant's Amendment No.1 to its Registration Statement on Form 8-A filed on February 25, 1985, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.
                                                         3
Item 6.  Indemnification of Directors and Officers.

     1. As permitted by Sections 102 and 145 of the Delaware General Corporation Law (as amended, 1993), the Registrant's Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach of a director's fiduciary duty except for liability under Section 174 of the Delaware General Corporation Law, or liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit. The effect of this provision in the Certificate of Incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.
     2. The Registrant's bylaws provide for the indemnification of officers, directors and employees, and the Company has entered into an indemnification agreement with each officer and director of the Registrant (an "Indemnitee"). Under the bylaws and such indemnification agreements, the Registrant must indemnify an Indemnitee to the fullest extent permitted by Delaware law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been director or employee of the Registrant (including attorney's fees). The Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

     3. The Registrant presently maintains policies of insurance under which its directors and officers of Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being, or having been, such directors or officers.

Item 7.  Exemption from Registration Claimed.

               Not applicable.
                                                         4


Item 8.  Exhibits.

         Number   Document

         4.1    Certificate of Incorporation of Registrant (1)

         4.2    By-laws of Registrant (1)

         4.3    Greenley Capital Company, L.P. Written Compensation Contract

         4.4.   Ferris Capital Written Compensation Contract

         5.1    Opinion of Counsel as to Legality of Securities Being Registered

         23.1   Consent of Independent Accountants

         23.2   Consent of Counsel (Contained in Exhibit 5.1 hereto)

         24.1   Power of Attorney (see signature page)
----------------
     (1) Exhibits Nos. 4.1 and 4.2 are incorporated by reference to the Registrant's Registration Statement on Form S-18 filed on November 23, 1983, registration number 2-88097-NY.

Item 9.  Undertakings.

         A.    The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
                                                             5
     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

















                                                         6








                                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Stamford, Connecticut on August 29, 1997.


                                             WARRANTECH CORPORATION
                                                   S/N/S Joel San Antonio
                                               By  _____________________________
                                                    Joel San Antonio,
                                                    Chairman of the Board and
                                                    Chief Executive Officer


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes Joel San Antonio, William Tweed and Desiree Kim Caban, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                  Title            Date


S/N/S Joel San Antonio
______________________ Chairman of the Board, Chief             August 29, 1997
Joel San Antonio       Executive Officer
                       and Director

S/N/S Harris Miller
______________________ Executive Vice President &               August 29, 1997
Harris G. Miller       Chief Financial Officer

S/N/S William Tweed
______________________ Vice President and Director              August 29, 1997
William Tweed
                                                         7


S/N/S Michael Salpeter
______________________ President and Director                   August 29, 1997
Michael Salpeter

S/N/S Desiree Kim Caban
______________________  Secretary                               August 29, 1997
Desiree Kim Caban

S/N/S Jeffrey J. White
______________________  Director                                August 29, 1997
Jeffrey J. White

S/N/S Lawrence Richenstein
______________________ Director                                 August 29, 1997
Lawrence Richenstein
























                                                         8







                                                    EXHIBIT INDEX


Exhibit Number                                        Exhibit       Page Number

       4.1   Certificate of Incorporation of Registrant (1)

       4.2   By-laws of Registrant (1)

       4.3   Greenley Capital Company, L.P. Written Compensation Contract

       4.4   Ferris Capital Written Compensation Contract

       5.1 Opinion of Counsel as to legality of securities being registered

      23.1   Consent of Independent Accountants

      23.2   Consent of Counsel (contained in Exhibit 5.1 hereto)

      24.1   Power of Attorney (see signature page)

_______________
     (1) Exhibits Nos. 4.1 and 4.2 are incorporated by reference to The Registrant's Registration Statement on Form S-18 filed on November 23, 1983, registration number 2-88097-NY.













                                                              9

                                                    EXHIBIT 4.3

            GREENLEY CAPITAL COMPANY, L.P.WRITTEN COMPENSATION CONTRACT




































                                                        10

                                                   EXHIBIT 4.4

                                    FERRIS CAPITAL WRITTEN COMPENSATION CONTRACT



























                                                            11

                                                     EXHIBIT 5.1

                                                 OPINION OF COUNSEL




































                                                        12

                           NEWMAN TANNENBAUM HELPERN SYRACUSE & HIRSCHTRITT LLP
                                                 900 THIRD AVENUE
                                           NEW YORK, NEW YORK 10022-4775
                                                   (212)508-6700



                                                                August 29, 1997

Warrantech Corporation
300 Atlantic Street
Stamford, CT 06901

                     Re:     Registration Statement on Form S-8

Gentlemen:

     We have examined the Registration Statement to be filed by you with the Securities and Exchange Commission on or about August 29, 1997 (the
"Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 50,000 shares of your Common Stock issuable upon exercise of warrants to be granted under the Written Compensation Contract with Greenley Capital Company, L.P. (the "Greenley Contract") and 10,000 shares of your Common stock issuable upon the exercise of options to be granted under the Written Compensation Contract with Ferris Capital (the "Ferris Contract")(shares issuable pursuant to the Greenley Contract and the Ferris Contract are herein collectively referred to as the "Shares").
     As counsel for Warrantech Corporation, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares. It is our opinion that, when issued and/or sold in the manner referred to in the Greenley Contract and the Ferris Contract, respectively, the Shares will be legally and validly issued, fully paid and non assessable.
     We consent to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement and any amendments to it.
                                           Very truly yours,

                                             NEWMAN TANNENBAUM HELPERN
                                                 SYRACUSE & HIRSCHTRITT LLP

                                                        13

                                                   EXHIBIT 23.1

                                         CONSENT OF INDEPENDENT ACCOUNTANTS




































                                                        14

                                         CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statement of Warrantech Corporation on Form S-8 of our report dated June 26, 1997 on our audits of the consolidated financial statements and financial statement schedule of Warrantech Corporation as of March 31, 1997 and 1996, and for each of the three years in the period ended March 31, 1997 which report is included in the Annual Report on Form 10-K of Warrantech Corporation for the year ended March 31, 1997.



                                                       Coopers & Lybrand L.L.P.






Stamford, Connecticut
August 29, 1997

















                                                        15

                                                   EXHIBIT 23.2

                                                 CONSENT OF COUNSEL

                                                  (See Exhibit 5.1)


































                                                        16

                                                    EXHIBIT 24.1

                                                  POWER OF ATTORNEY

                                                (See signature page)

































                                                        17